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                             WESTPOINT STEVENS INC.

EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80806, Form S-8 No. 33-85718, Form S-8 No. 333-27913, Form S-8
No. 333-32803, Form S-8 No. 333-63339, Form S-8 No. 333-69209, Form S-8 No.
333-78679 and Form S-8 No. 333-44366) pertaining to (i) the WestPoint Stevens Inc. 1993 Management Stock Option Plan WestPoint Stevens Inc. 1994 Non-Employee Directors Stock Option Plan, (ii) the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc., (iii) the Ominbus Stock Incentive Plan,
(iv) the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc.,
(v) the 1995 Key Employee Stock Bonus Plan, (vi) the Retirement Savings Value Plan For Employees of WestPoint Stevens Inc. and Retirement Savings Value Plan for Employees of Liebhardt Inc., (vii) the Omnibus Stock Incentive Plan, and
(viii) the Omnibus Stock Incentive Plan, respectively, of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                       /s/ Ernst & Young LLP


Atlanta, Georgia
March 27, 2002